                                                                    EXHIBIT 10.4

                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is entered into as of the Effective Date (as hereinafter defined) between BABEL, MILLER & BLACKWELL PARTNERSHIP, a Texas general partnership ("SELLER") and ITEQ, INC., a Delaware corporation ("PURCHASER").

                              W I T N E S S E T H:

         In consideration of the mutual covenants set forth herein and in consideration of the earnest money deposit herein called for, the receipt and sufficiency of which are hereby acknowledged by Seller, the parties hereto hereby agree as follows:

         Section 1. Sale and Purchase. Seller shall sell, convey, and assign to Purchaser, and Purchaser shall purchase and accept from Seller, for the Purchase Price (hereinafter defined) and on and subject to the terms and conditions herein set forth, the following:

                 a. the tracts or parcels of land situated in Jefferson County, Texas described in EXHIBIT A hereto together with all rights and interests appurtenant thereto, including all of Seller's right, title, and interest in and to adjacent streets, alleys, rights-of-way, and any adjacent strips or gores of real estate (the "LAND"); all fixtures and improvements located on the Land (the "IMPROVEMENTS"); and all rights, titles, and interests appurtenant to the Land and Improvements;

                 b. all (i) contracts or agreements, such as maintenance, service, or utility contracts (the, "PROPERTY AGREEMENTS"), to the extent Purchaser elects to take assignment thereof, (ii) warranties, guaranties, indemnities and claims, (iii) licenses, permits or similar documents, (iv) telephone exchanges, trade names, marks and other identifying material, (v) plans, drawings, specifications, surveys, engineering reports and other technical information, (vi) insurance contracts or policies, to the extent Purchaser elects to take assignment thereof, and (vii) other property (real, personal, or mixed), owned or held by Seller that relates, in any way, to the design, construction, ownership, use, leasing, maintenance, service or operation of the Land or Improvements.

The above listed items are herein collectively called the "PROPERTY". All of the Property shall be conveyed, assigned, and transferred to Purchaser at Closing (hereinafter defined) free and clear of all liens, claims, easements, and encumbrances whatsoever except for the Permitted Encumbrances (hereinafter defined).

         Section 2. Purchase Price. The price for which Seller shall sell and convey the Property to Purchaser, and which Purchaser shall pay to Seller, is [$10,364,958, less amount allocated to purchase price under stock purchase agreement] Dollars ($1,500,000) ("PURCHASE PRICE"). The Purchase Price shall be payable in cash or cash equivalent at the Closing (hereinafter defined).

         Section 3. Earnest Money. Within five (5) business days after the execution hereof, Purchaser shall deliver to Stewart Title Company, 2390 North Dowlen Road, Beaumont, Texas 77706 Attn: ____________________ ("TITLE COMPANY") a check in the amount of $100.00 which the Title Company shall immediately deposit for collection. As used in this Agreement, the term "EARNEST MONEY" shall mean the amount so deposited by Purchaser, together with all interest earned thereon while in the custody of Title Company. The "EFFECTIVE DATE" of this Agreement shall be the date the Earnest Money and a fully executed copy of this Agreement is delivered to the Title Company and such delivery is acknowledged by the Title Company.

         Section 4. Independent Consideration. Contemporaneously with the delivery of the Earnest Money, Purchaser shall deliver to Seller and Seller hereby acknowledges the receipt of, a check in the amount of FIFTY AND NO/100 DOLLARS ($50.00) ("INDEPENDENT CONSIDERATION"), which amount the parties bargained for and agreed to as consideration for the Seller's grant to Purchaser of Purchaser's exclusive right to purchase the Property pursuant to the terms hereof and for Seller's execution, delivery and performance of this Agreement. This Independent Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable under any circumstances, and shall be retained by Seller notwithstanding any other provisions of this Agreement.

         Section 5.       Delivery of Information by Seller.

                 a. Within THIRTY (30) DAYS after the Effective Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

                          i. commitment for Title Insurance ("TITLE COMMITMENT") from the Title Company setting forth the status of the title of the Land and Improvements and showing all liens, claims, encumbrances, easements, rights-of-way, encroachments, reservations, restrictions, and all other matters of record affecting the Land or Improvements; and

                          ii. a true, complete, and legible copy of all documents referred to in the Title Commitment ("TITLE COMMITMENT DOCUMENTS").

                 b. Within thirty (30) days after the Effective Date of this Agreement, Seller, at the equally shared cost and expense of Seller and Purchaser, shall deliver to Purchaser a survey ("SURVEY") consisting of a plat and field notes prepared by a licensed surveyor acceptable to Purchaser and Title Company, which Survey shall (i) reflect the actual dimensions of, and area within, the Land, the location of any easements, setback lines, encroachments, or overlaps thereon or thereover, and the outside boundary lines of all Improvements, (ii) identify by recording reference all easements, set back lines, and other matters referred to in the Title Commitment,
         (iii) include the surveyor's registered number and seal, the date of the Survey, and a certificate satisfactory to Purchaser, (iv) reflect that there is access to and from the Land from a publicly dedicated street or road, (v) be sufficient to cause the Title Company to delete (except for "shortages in area") the printed exception for "discrepancies, conflicts or shortages in area or boundary lines,
         or encroachments, or   any overlapping of improvements" in the Owner's
         Title Policy to be delivered pursuant to Section 9 hereof, (vi) reflect any area within the Land that has been designated by the
         Federal Insurance Administration, the Army   Corps of Engineers, or
         any other governmental agency or body as being subject to special or increased flooding hazards, and (vii) in general, comply with the requirements of the Texas Surveyor's Association for a Category 1A Condition II. For purposes of the property description to be included in the general warranty deed to be delivered pursuant to Section 9 hereof, the field notes prepared by the surveyor shall control any conflicts or inconsistencies with EXHIBIT A hereto, and such field notes shall be incorporated herein by this reference upon their completion and approval by Purchaser.

                 c. Within thirty (30) days after the Effective Date of this Agreement, Seller, at its sole cost and expense, shall deliver to Purchaser current searches of all Uniform Commercial Code financing statements filed with the Office of the Secretary of State of Texas and the County Clerk of Jefferson County, Texas against Seller and Seller's predecessors in title reflecting all effective financing statements then of record relating to the Property or any part thereof.

                 d. Within thirty (30) days after the Effective Date of this Agreement, Seller, at its sole cost and expense, shall deliver to Purchaser (i) legible copies of all Property Agreements; (ii) copies of all engineering and technical reports in the possession of Seller or its representatives that concern the Land or Improvements, including oils testing reports and reports of environmental or hazardous waste inspections or surveys; (iii) copies of all plans and specifications that describe or relate to the Improvements; and (iv) profit and loss statements reflecting the results of operation of the Property for the preceding year. The documents described in this
         Section 5(d) are herein collectively called the "DOCUMENTS", and the information contained in the Documents is herein collectively called the "INFORMATION".

         Section 6.       Right of Inspection; Contingency Period.

                 a. From the Effective Date to the Closing Date, Seller shall afford Purchaser and its representatives a continuing right to inspect, at reasonable hours, the Property, and all books, records, contracts, and other documents or data pertaining to the ownership, operation, or maintenance of the Property; provided, however, that in conducting its inspection Purchaser shall not unreasonably interfere with the business and operations of the Seller.

                 b. If for any reason Purchaser, in its sole and absolute discretion, is not satisfied with the physical condition of the Improvements, or any matter in the Documents, or any part of the Information, or is otherwise not satisfied with the Property, then Purchaser shall have the right to terminate this Agreement in accordance with Section 12(b) hereof by delivering to Seller a notice of termination at any time within 30 days after receipt by Purchaser of the Title Commitment, Title Commitment Documents and Survey. If Purchaser does not so terminate this Agreement prior to the expiration of the Contingency Period, Purchaser shall have waived its right to terminate this Agreement under this Section 6.

         Section 7. Title. Purchaser shall have the right, at any time during the Contingency Period, to object in writing to any liens and encumbrances reflected by the Title Commitment or Survey. All liens and encumbrances to which Purchaser so objects are hereinafter referred to as the "NON-PERMITTED ENCUMBRANCES"; if no such notice of objection is given during the Contingency Period, then it shall be deemed that all matters reflected by the Survey and Title Commitment are "PERMITTED ENCUMBRANCES". Seller shall use reasonable efforts, at its sole cost, to cure or remove all Non-Permitted Encumbrances and give Purchaser written notice thereof before the end of the Contingency Period; provided, however, that Seller, at its sole cost, shall be obligated to cure or remove at or before Closing all mortgages, deeds of trust, judgment liens, mechanics and materialmen's liens, and other liens against the Property, whether or not Purchaser objects thereto during the Contingency Period. Further, Seller shall cause any leases relating to the Land and Improvements to be terminated on or before Closing. If Seller does not timely cause all of the Non-Permitted Encumbrances to be removed or cured, and timely written notice thereof to be given to Purchaser, then Purchaser shall have the right to either (i) terminate this Agreement in accordance with Section 12(b) hereof by delivering notice to Seller, or (ii) attempt to remove or cure the Non-Permitted Encumbrances and deduct the cost of such removal or cure from the Purchase Price, or (iii) elect to purchase the Property subject to the Non-Permitted Encumbrances, other than liens that Seller is obligated to cure or remove, and the Non-Permitted Encumbrances (other than liens that Seller is obligated to cure or remove) subject to which Purchaser elects to purchase the Property shall thereafter be Permitted Encumbrances.

         Section 8. Seller's Representations, Warranties, and Covenants. Seller hereby represents and warrants to, and covenants with, Purchaser that:

                 a. Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties. This Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

                 b. Seller has good, marketable and indefeasible title in fee simple to the Land and Improvements, free and clear of all liens (except those liens that will be released at or before Closing), and no party, except as herein set forth, has or shall have on the Closing Date any rights in, or to acquire, the Property.

                 c. The Land is not located within an area that has been designated by the Federal Insurance Administration, the Army Corps of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

                 d. The Improvements (i) have been constructed in a good and workmanlike manner, free from defects in workmanship and material and, to the best of Seller's knowledge, do not require any repair or replacement other than minor, routine maintenance not aggregating in excess of $100,000; and (ii) have been constructed and are being occupied, maintained, and operated in compliance with all applicable laws, regulations, insurance requirements, contracts, leases, permits, licenses, ordinances, restrictions, building setback lines, covenants, reservations, and easements, and Seller has received no notice, written or oral, claiming any violation of any of the same or requesting or requiring the performance of any repairs, alterations, or other work in order to so comply.

                 e. The copies of all Documents, Title Commitment Documents, and other documents delivered by or on behalf of Seller to Purchaser pursuant to this Agreement shall be true and complete in all material respects and, to the best of Seller's knowledge and belief, the information shall be true and complete in all material respects.

                 f. There are no actions, suits, claims, assessments, or proceedings pending or, to the knowledge of Seller, threatened that could materially adversely affect the ownership, operation, or maintenance of the Property or Seller's ability to perform hereunder.

                 g. All bills and other payments due with respect to the ownership, operation, and maintenance of the Property have been paid or to be paid prior to Closing in the ordinary course of business.

                 h. From the Effective Date until the Closing Date, Seller shall: (i) maintain and operate the Property in a good and businesslike manner in accordance with good and prudent business practices; (ii) continue all Property Agreements, and insurance policies or contracts relative to the Property in full force and effect and neither cancel, amend, nor renew any of the same without Purchaser's prior written consent; (iii) not commit or permit to be committed any waste to the Property; and (iv) not, without the prior written consent of Purchaser, enter into any agreement or instrument or take any action that would encumber the Property after Closing, that would bind Purchaser or the Property after Closing, or that would be outside the normal scope of maintaining and operating the Property.

                 i. There are no labor disputes, organizational campaigns, or union contracts existing or under negotiation with respect to the Property or the operation thereof. There are no employees engaged in the operation or maintenance of the Property for whom Purchaser will be responsible after Closing.

                 j. Attached hereto as EXHIBIT B is a complete and correct list of all Property Agreements setting forth the identity of the parties thereto, the date of such agreement, the consideration payable thereunder, the services to be rendered thereunder, and the expiration date thereof. Except as otherwise expressly indicated on EXHIBIT B, all of the Property Agreements are cancelable on thirty
         (30) or fewer days notice, without payment of any cancellation consideration.





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

                 k. All financial statements, reports and other data, including but not limited to information concerning gross rental income, operating expenses, debt service, and cash flow statements heretofore furnished by Seller to Purchaser relative to the Property are true and correct in all material respects and fully and accurately present the financial condition, the financial results, or other subject matter thereof as of the dates thereof. All such statements, reports, information, and other data hereafter furnished by Seller to Purchaser shall be true and correct in all material respects and shall fully and accurately present the financial condition, the financial results, or other subject matter thereof as of the dates thereof.

                 l. During the period that Seller has owned the Property, the Property has not been the site of any activity that would violate any past or present environmental law or regulation of any governmental body or agency having jurisdiction over the Property. Specifically, but without limitation, (i) solid waste, petroleum, or petroleum products have not been handled on the Property such that they may have leaked or spilled onto the Property or contaminated the Property, (ii) there is no on-site contamination resulting from activities on the Property or adjacent tracts, and (iii) the Property contains no "hazardous materials" which shall mean any flammables, explosives, radioactive materials, asbestos, or other hazardous waste including without limitation substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Hazardous Materials Transportation Act; and the Resources Conversation and Recovery Act, all as amended.

                 m. The current zoning classification of the Property is LI (Light Industrial); the Improvements have been constructed and are being occupied and maintained in compliance therewith; and there are no proceedings pending or contemplated to alter such zoning classification.

If (i) any of Seller's representations and warranties set forth in this Section 8 are untrue in any material respect, or (ii) at any time at or before Closing there is any material change with respect to the matters represented and warranted by Seller pursuant to this Section 8, then Seller shall give Purchaser prompt written notice thereof, and Purchaser shall have the right to terminate this Agreement in accordance with Section 12(b) hereof by delivering notice to Seller at any time at or before the Closing. All of Seller's representations and warranties shall survive the Closing.

         Section 9. Closing. The closing ("CLOSING") of the sale of the Property by Seller to Purchaser shall occur on or before June 30, 1997 ("CLOSING DATE"). Time is of the essence with regard to the Closing Date. The Closing shall occur in the offices of Porter & Hedges, L.L.P., 700 Louisiana, 35th Floor, Houston, Texas 77002 commencing at 10:00 AM on the Closing Date.
At the Closing the following, which are mutually concurrent conditions, shall occur:

                 a. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller the following:

                          i. Cashier's check, or the check of the Title Company, made payable to the order of Seller, or immediately available cash funds, in the amount of the Purchase Price as specified in Section 2 hereof, adjusted in accordance with
                 Section 9(c) hereof; and

                          ii. Evidence satisfactory to Seller and Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so.

                 b. Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

                          i. Special Warranty Deed in the form of EXHIBIT C hereto, fully executed and acknowledged by Seller, conveying to Purchaser the Land and Improvements, subject only to the Permitted Encumbrances;

                          ii. Owner's Policy of Title Insurance in the amount of the Purchase Price issued by Title Company (with such reinsurance as Purchaser may require), insuring that Purchaser is the owner of the Land and Improvements subject only to the Permitted Encumbrances and the standard printed exceptions included in a Texas standard form owner's policy of title insurance; provided, however, that (A) the standard exception for discrepancies, conflicts, or shortages in area shall be deleted except for "shortages in area"; (B) such policy shall have "None of Record" endorsed regarding restrictions except for restrictions that are Permitted Encumbrances; (C) the rights of parties in possession shall be limited only to those holding under written leases; and (D) the standard exception for taxes shall be limited to the year in which the Closing occurs, marked "not yet due and payable", and subsequent years and subsequent assessments for prior years due to change in land usage or ownership;

                          iii. Current certificate issued by company acceptable to Purchaser reflecting that since the date of the searches furnished pursuant to Section 5(c) hereof no Uniform Commercial Code filings, chattel mortgages, assignments, pledges, or other encumbrances have been filed in the offices of the Secretary of State of the State of Texas or the County Clerk of Jefferson County with reference to the Property;

                          iv. Certificates issued by the applicable taxing authorities, pursuant to Section 31.08 of the Texas Tax Code, stating that no delinquent taxes, penalties and interest are due and payable on the Property;

                          v. Evidence satisfactory to Purchaser and the Title Company that the persons executing and delivering the Closing documents on behalf of Seller have full right, power and authority to do so;





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

                          vi. Certificate executed by Seller stating that, as of the Closing Date, each of Seller's representations and warranties set forth in Section 8 hereof is true and correct;

                          vii.    Certificate meeting the requirements of
                 Section 1445 of the Internal Revenue Code of 1986, as amended, executed and sworn to by Seller; and

                          viii. Such other instruments as are customarily executed in Texas to effectuate the conveyance of property similar to the Property, with the effect that, after the Closing, Purchaser will have succeeded to all of the rights, titles, and interests of Seller related to the Property and Seller will no longer have any rights, titles, or interests in and to the Property.

                 c. All normal and customarily proratable items, including without limitation real estate and personal property taxes, utility bills, rents, interest, and Property Agreement payments shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to such date and Purchaser being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser. The provisions of this Section 9(c) shall survive the Closing.

                 d. Seller shall pay all costs and liabilities relating to the Property that arise out of or are attributable to the period prior to the Closing Date, and shall indemnify and hold harmless Purchaser from such costs and liabilities and from all reasonable attorneys' fees expended by Purchaser in connection therewith. Seller shall have the right to receive all proceeds relating to the Property that are properly allocable to the period before the Closing Date, and Purchaser shall have the right to receive all proceeds relating to the Property that are properly allocable to the period from and after the Closing Date. Purchaser shall pay all costs and liabilities relating to the Property that arise out of or are attributable to the period from and after the Closing Date, except such costs and liabilities that arise out of or result from a breach by Seller of its representations and warranties set forth in Section 8 hereof, and Purchaser shall indemnify and hold harmless Seller from such costs and liabilities and from all reasonable attorneys' fees expended by Seller in connection therewith. This Section 9(d) shall survive the Closing.

                 e. Upon completion of the Closing, Seller shall deliver to Purchaser possession of the Property free and clear of all tenancies of every kind and parties in possession, with all parts of the Property (including without limitation the Improvements) in the same condition as on the date hereof, normal wear only excepted.

         Section 10. Commissions. Seller shall defend, indemnify, and hold harmless Purchaser, and Purchaser shall defend, indemnify, and hold harmless Seller, from and against all claims by third parties for brokerage, commission, finders, or other fees relative to this Agreement or the sale of the





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

Property, and all court costs, attorneys' fees, and other costs or expenses arising therefrom, and alleged to be due by authorization of the indemnifying party.

         Section 11. Destruction, Damage or Taking Before Closing. If, before Closing, all or any part of the Land or Improvements are destroyed or damaged, or become subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Purchaser thereof. Purchaser shall have the right to elect to proceed with the Closing (subject to the other provisions of this Agreement) by delivering notice thereof to Seller within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, but Purchaser shall be entitled to all insurance proceeds or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Purchaser at Closing Seller's rights to such proceeds or awards. If, within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, Purchaser notifies Seller of its intent to terminate this Agreement, or if Purchaser gives no notice within such period, then Purchaser shall be deemed to have terminated this Agreement pursuant to Section 12(b) hereof.

         Section 12.      Termination and Remedies.

                 a. If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement for any reason other than termination hereof pursuant to a right granted to Purchaser in Sections 6, 7, 8, 11 and 13 hereof, then Seller, shall have the right to terminate this Agreement by notifying Purchaser thereof, in which event Title Company shall deliver the Earnest Money to Seller, and Seller shall have all rights and remedies available under applicable law.

                 b.       If Purchaser terminates this Agreement pursuant to
         Section 6, 7, 8, 11 or 13 hereof, then Title Company shall return the Earnest Money to Purchaser, whereupon neither party hereto shall have any further rights or obligations hereunder.

                 c. If Seller fails to consummate the sale of the Property pursuant to this Agreement for any reason other than termination hereof pursuant to Section 13, Purchaser's failure to perform its obligations hereunder or termination hereof by Purchaser in accordance with Section 12(b), then Purchaser shall have all rights and remedies available under applicable law, and Title Company shall return the Earnest Money to Purchaser.

         Section 13. Conditions to Closing. This Agreement is expressly conditioned upon the consummation of a Stock Purchase Agreement dated April 24, 1997 between the stockholders of Exell, Inc., a Texas corporation and Purchaser (the "EXELL AGREEMENT"). In the event the Exell Agreement is not consummated for any reason, Seller shall have no further obligation to sell and Purchaser shall have no further obligation to purchase the Property and this Agreement shall be automatically terminated and of no further force and effect.

         Section 14. Notices. All notices provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the





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

party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party; transmitted by Federal Express or a similar generally recognized overnight carrier generally providing proof of delivery; by prepaid telegram or telex; or by facsimile copy transmission. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

         If to Seller, to:                         Babel, Miller & Blackwell
                                                   P.O. Box 3726
                                                   Beaumont, Texas 77704
                                                   Attn: William R. Miller
                                                   (409) 838-3400
                                                   FAX: (409) 833-4731

         If to Purchaser, to:                      ITEQ, Inc.
                                                   2727 Allen Parkway, Suite 760
                                                   Houston, Texas 77019
                                                   Attn: Mr. Lawrence W. McAfee
                                                   (713) 285-2700
                                                   FAX: (713) 520-8228

Either party hereto may change its address for notice by giving three (3) days prior written notice thereof to the other party.

         Section 15. Assigns; Beneficiaries. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives and successors; provided, this Agreement is not assignable by either party, except Purchaser may assign this Agreement to any of its subsidiaries or affiliates. This Agreement is for the sole benefit of Seller and Purchaser, and no third party is intended to be a beneficiary of this Agreement.

         Section 16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

         Section 17. Entire Agreement. This Agreement is the entire agreement between Seller and Purchaser concerning the sale of the Property, and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by the party to be bound. Exhibits A through C, inclusive, attached hereto, are incorporated herein by this reference for all purposes.





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

         IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date first set forth above.

                                          SELLER:

                                          BABEL, MILLER & BLACKWELL PARTNERSHIP



                                          By: /s/ LEO G. BABEL
                                              --------------------------------
                                          Name:   Leo G. Babel
                                               -------------------------------
                                          Title:  General Partner
                                                ------------------------------

                                          PURCHASER:

                                          ITEQ, INC.


                                          By: /s/ LAWRANCE W. McAFEE
                                             ---------------------------------
                                          Name:   Lawrance W. McAfee
                                               -------------------------------
                                          Title:  EVP & CFO
                                                ------------------------------





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

                              Schedule of Exhibits


A        -       Description of Land

B        -       List of Property Agreements

C        -       Form of Special Warranty Deed



                            JOINDER BY TITLE COMPANY


         The undersigned, STEWART TITLE COMPANY, referred to in this Agreement as the "TITLE COMPANY," hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the 13th day of May, 1997, and accepts the obligations of the Title Company as set forth herein. The undersigned further acknowledges that it received the Earnest Money on the 14th day of May, 1997. The Title Company hereby agrees to hold the Earnest Money as directed in this Agreement, and to distribute the Earnest Money in accordance with the terms and provisions of this Agreement.

                                 STEWART TITLE COMPANY



                                 By: /s/ SANDRA POTTS
                                    ---------------------------------------
                                 Name:   Sandra Potts
                                      -------------------------------------
                                 Title:  Escrow Officer
                                       ------------------------------------

                                 Address:         2390 North Dowlen Road.
                                                  Beaumont, Texas 77006
                                                  (409) 866-8880
                                                  Fax (409) 866-9137